UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 15, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Swift Energy Company Inducement Plan
On December 15, 2016, the Board of Directors (the “Board”) of Swift Energy Company, a Delaware corporation (the “Company”), adopted the Swift Energy Company Inducement Plan (the “Plan”) in order to attract and retain able persons as employees, directors and consultants of the Company and its affiliates. The Plan provides for the grant of the following types of equity-based awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) stock awards, (vi) dividend equivalents, (vii) other stock-based awards, (viii) cash awards, (ix) substitute awards and (x) performance awards. Subject to adjustment in accordance with the terms of the Plan, 441,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), have been reserved for delivery pursuant to awards under the Plan. Common Stock withheld to satisfy exercise prices or tax withholding obligations will again be available for delivery pursuant to other awards. The Plan will be administered by the Compensation Committee of the Board. No awards may be granted under the Plan on and after December 15, 2026.
The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Swift Energy Company Inducement Plan (incorporated by reference as Exhibit 4.4 to Swift Energy Company’s Form S-8 filed December 21, 2016)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Swift Energy Company Inducement Plan (incorporated by reference as Exhibit 4.4 to Swift Energy Company’s Form S-8 filed December 21, 2016)

4